                                                                                                       EXHIBIT 1(i)

                                     AMENDED AND RESTATED DECLARATION OF TRUST

                                                        OF

                                              OPPENHEIMER GLOBAL FUND

         This  AMENDED  AND  RESTATED  DECLARATION  OF  TRUST,  made as of  November  5,  1996,  by and  among  the individuals executing this Amended and Restated Declaration of Trust as the Trustees.

         WHEREAS,  the Trustees  established  Oppenheimer Global Fund,  initially named  "Oppenheimer  A.I.M. Fund"
(the "Fund" or the "Trust"),  a trust fund under the laws of the Commonwealth of  Massachusetts  for the investment and  reinvestment  of funds  contributed  thereto  under a  Declaration  of Trust  dated  January 7, 1986,  amended pursuant to the Trust's First  Restated  Declaration  of Trust dated February 1, 1987 which changed the Fund's name to Oppenheimer  Global Fund; and amended further by the Trust's Amended and Restated  Declaration of Trust dated as of August 3, 1993;

         WHEREAS,  the Trustees desire to make certain permitted  changes to said Amended and Restated  Declaration of Trust;

         NOW, THEREFORE,  the Trustees declare that all money and property  contributed to the trust fund hereunder shall  henceforth be held and managed under this Amended and Restated  Declaration  of Trust IN TRUST as herein set forth below.

         FIRST:  This  Trust  shall be known as  OPPENHEIMER  GLOBAL  FUND.  The  address of the Trust is Two World
Trade Center,  New York, New York  10048-0203.  The Registered  Agent for Service in Massachusetts is Massachusetts
Mutual Life Insurance  Company,  1295 State Street,  Springfield,  Massachusetts  01111,  Attention:  Stephen Kuhn,
Esq.

         SECOND:  Whenever used herein, unless otherwise required by the context or specifically provided:

         1.    All terms used in this  Declaration of Trust that are defined in the 1940 Act (defined  below) shall have the meanings given to them in the 1940 Act.

         2.    "Board" or "Board of Trustees" or the "Trustees" means the Board of Trustees of the Trust.

         3.    "By-Laws" means the By-Laws of the Trust as amended from time to time.

         4.    "Class"  means a class of a series of  Shares  (as  defined  below)  of the  Trust  established  and designated under or in accordance with the provisions of Article FOURTH.

         5.    "Commission" means the Securities and Exchange Commission.

         6.    "Declaration  of Trust" means this Amended and  Restated  Declaration  of Trust as it may be amended or restated from time to time.

         7.    The "1940 Act" refers to the  Investment  Company Act of 1940 and the Rules and  Regulations  of the
Commission thereunder, all as amended from time to time.

         8.    "Series" refers to series of Shares of the Trust  established and designated  under or in accordance with the provisions of Article FOURTH.

         9.    "Shareholder" means a record owner of Shares of the Trust.

         10.   "Shares"  refers to the  transferable  units of interest into which the  beneficial  interest in the
Trust or any Series or Class of the Trust (as the  context  may  require)  shall be  divided  from time to time and includes fractions of Shares as well as whole Shares.

         11.   The "Trust"  refers to the  Massachusetts  business trust created by this  Declaration of Trust,  as amended or restated from time to time.

         12.   "Trustees"  refers to the individual  trustees in their capacity as trustees  hereunder of the Trust and their successor or successors for the time being in office as such trustees.

         THIRD:  The  purpose  or  purposes  for which  the  Trust is formed  and the  business  or  objects  to be transacted, carried on and promoted by it are as follows:

         1.    To hold,  invest or  reinvest  its funds,  and in  connection  therewith  to hold part or all of its funds in cash, and to purchase or otherwise acquire,  hold for investment or otherwise,  sell, sell short,  assign, negotiate,  transfer,  exchange or otherwise dispose of or turn to account or realize upon,  securities (which term
"securities"  shall for the purposes of this Declaration of Trust,  without  limitation of the generality  thereof, be deemed to  include  any  stocks,  shares,  bonds,  financial  futures  contracts,  indexes,  debentures,  notes, mortgages or other obligations,  and any certificates,  receipts, warrants or other instruments representing rights to receive,  purchase or  subscribe  for the same,  or  evidencing  or  representing  any other rights or interests therein,  or in any  property  or assets)  created  or issued by any  issuer  (which  term  "issuer"  shall for the purposes of this  Declaration  of Trust,  without  limitation  of the  generality  thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations,  organizations,  governments, or subdivisions thereof)  and in  financial  instruments  (whether  they are  considered  as  securities  or  commodities);  and to exercise,  as owner or holder of any  securities or financial  instruments,  all rights,  powers and  privileges in respect  thereof;  and to do any and  all  acts  and  things  for the  preservation,  protection,  improvement  and enhancement in value of any or all such securities or financial instruments.

         2.    To borrow money and pledge  assets in  connection  with any of the objects or purposes of the Trust, and to issue notes or other  obligations  evidencing such  borrowings,  to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

         3.    To issue  and sell its  Shares  in such  Series  and  Classes  and  amounts  and on such  terms  and conditions,  for such purposes and for such amount or kind of consideration  (including without limitation thereto, securities) now or hereafter  permitted by the laws of the  Commonwealth of  Massachusetts  and by this Declaration of Trust, as the Trustees may determine.

         4.    To  purchase  or  otherwise  acquire,  hold,  dispose of,  resell,  transfer,  reissue or cancel its
Shares,  or to classify or reclassify  any unissued  Shares or any Shares  previously  issued and reacquired of any
Series or Class into one or more  Series or Classes  that may have been  established  and  designated  from time to time,  all without  the vote or consent of the  Shareholders  of the Trust,  in any manner and to the extent now or hereafter permitted by this Declaration of Trust.

         5.    To conduct  its  business  in all its  branches  at one or more  offices in New York,  Colorado  and elsewhere in any part of the world, without restriction or limit as to extent.

         6.    To carry out all or any of the  foregoing  objects and purposes as principal or agent,  and alone or with  associates or to the extent now or hereafter  permitted by the laws of  Massachusetts,  as a member of, or as the owner or holder of any stock of, or share of interest in, any issuer,  and in  connection  therewith to make or enter into such deeds or  contracts  with any issuers and to do such acts and things and to exercise  such  powers, as a natural person could lawfully make, enter into, do or exercise.

         7.    To do any and all such further  acts and things and to exercise  any and all such further  powers as may be necessary, incidental,  relative, conducive,  appropriate or desirable for the accomplishment,  carrying out or attainment of all or any of the foregoing purposes or objects.

               The foregoing  objects and purposes  shall,  except as otherwise  expressly  provided,  be in no way limited or  restricted  by  reference  to, or  inference  from,  the terms of any other clause of this or any other
Article of this  Declaration of Trust,  and shall each be regarded as  independent  and construed as powers as well as objects and purposes,  and the  enumeration of specific  purposes,  objects and powers shall not be construed to limit or restrict in any manner the meaning of general  terms or the general  powers of the Trust now or  hereafter conferred by the laws of the  Commonwealth  of  Massachusetts  nor shall the  expression  of one thing be deemed to exclude another, though it be of a similar or dissimilar nature, not expressed;  provided,  however, that the Trust shall not carry on any business,  or exercise any powers,  in any state,  territory,  district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         FOURTH:

         1.    The beneficial  interest in the Trust shall be divided into Shares,  all without par value,  but the
Trustees shall have the authority  from time to time,  without  obtaining  shareholder  approval,  to create one or more Series of Shares in addition to the Series  specifically  established and designated in Part 3 of this Article
FOURTH,  and to divide  the  shares of any  Series  into two or more  Classes  pursuant  to Part 2 of this  Article
FOURTH,  all as they deem necessary or desirable,  to establish and designate  such Series and Classes,  and to fix and  determine  the relative  rights and  preferences  as between the  different  Series or Classes of Shares as to right of redemption  and the price,  terms and manner of  redemption,  liabilities  and expenses to be borne by any
Series or Class,  special and relative rights as to dividends and other  distributions and on liquidation,  sinking or purchase fund provisions,  conversion on liquidation,  conversion rights, and conditions under which the several
Series or Classes of Shares shall have  individual  voting rights or no voting  rights.  Except as  aforesaid,  all
Shares of the different Series shall be identical.

               (a) The number of  authorized  Shares  and the  number of Shares of each  Series and each Class of a
Series that may be issued is  unlimited,  and the  Trustees  may issue  Shares of any Series or Class of any Series for such  consideration  and on such terms as they may  determine (or for no  consideration  if pursuant to a Share dividend or split-up),  all without action or approval of the Shareholders.  All Shares when so issued on the terms determined by the Trustees  shall be fully paid and  non-assessable.  The Trustees may classify or  reclassify  any unissued  Shares or any Shares  previously  issued and  reacquired of any Series into one or more Series or Classes of Series that may be established  and designated  from time to time. The Trustees may hold as treasury  Shares (of the same or some  other  Series),  reissue  for such  consideration  and on such  terms as they may  determine,  or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

               (b) The  establishment  and  designation  of any  Series or any Class of any Series in  addition  to that  established and designated in part 3 of this Article FOURTH shall be effective with the  effectiveness  of an instrument  setting forth such  establishment  and  designation  and the relative  rights and  preferences  of such
Series or such Class of such  Series or as  otherwise  provided in such  instrument.  At any time that there are no
Shares  outstanding  of any  particular  Series  previously  established  and  designated,  the  Trustees may by an instrument  executed by a majority  of their  number  abolish  that Series and the  establishment  and  designation thereof.  Each  instrument  referred to in this paragraph shall be an amendment to this  Declaration of Trust;  the
Trustees may make any such amendment without shareholder approval.

               (c) Any  Trustee,  officer  or other  agent of the  Trust,  and any  organization  in which any such person is  interested  may  acquire,  own,  hold and  dispose of Shares of any Series or Class of any Series of the
Trust to the same extent as if such person were not a Trustee,  officer or other agent of the Trust;  and the Trust may issue and sell or cause to be issued  and sold and may  purchase  Shares of any  Series or Class of any  Series from any such person or any such  organization  subject  only to the  general  limitations,  restrictions  or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

         2.    The Trustees shall have the authority from time to time,  without  obtaining  shareholder  approval, to divide the Shares of any Series into two or more Classes as they deem  necessary or desirable,  and to establish and designate  such Classes.  In such event,  each Class of a Series shall  represent  interests in the  designated
Series of the Trust and have  such  voting,  dividend,  liquidation  and  other  rights as may be  established  and designated by the  Trustees.  Expenses  related  directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined by the Trustees)  and, as provided in Article  FIFTH, a Class of a Series may have exclusive  voting rights with respect to matters  relating  solely to such Class.  The bearing of expenses  solely by a Class of Shares of a Series shall be  appropriately  reflected  (in the manner  determined by the  Trustees) in the net asset value,  dividend  and  liquidation  rights of the Shares of such Class of a Series.
The  division of the Shares of a Series into Classes and the terms and  conditions  pursuant to which the Shares of the  Classes of a Series will be issued  must be made in  compliance  with the 1940 Act. No division of Shares of a
Series into  Classes  shall  result in the  creation of a Class of Shares  having a  preference  as to dividends or distributions  or a preference  in the event of any  liquidation,  termination  or winding up of the Trust,  to the extent such a preference is prohibited by Section 18 of the 1940 Act as to the Trust.

               The  relative  rights  and  preferences  of Shares  of  different  Classes  shall be the same in all respects  except  that,  unless  and until the Board of  Trustees  shall  determine  otherwise:  (i) when a vote of
Shareholders  is required under this  Declaration of Trust or when a meeting of Shareholders is called by the Board of  Trustees,  the Shares of a Class shall vote  exclusively  on matters  that  affect  that Class  only,  (ii) the expenses  related to a Class shall be borne solely by such Class (as  determined and allocated to such Class by the
Trustees from time to time in a manner  consistent with Parts 2 and 3 of this Article  FOURTH);  and (iii) pursuant to paragraph 10 of Article  NINTH,  the Shares of each Class shall have such other  rights and  preferences  as are set forth from time to time in the then-effective  Prospectus and/or Statement of Additional  Information  relating to the  Shares.  Dividends  and  distributions  on one Class may differ from the  dividends  and  distributions  on another  Class,  and the net asset  value of the  Shares of one Class may  differ  from the net asset  value of the
Shares of another Class.

         3.    Without  limiting  the  authority  of the  Trustees  set forth in part 1 of this  Article  FOURTH to establish and  designate any further  Series,  the Trustees  hereby  establish one Series of Shares having the same name as the Trust,  and said  Shares  shall be divided  into such number of Classes as shall be set forth from time to time in the  then-effective  Prospectus  and/or Statement of Additional  Information  relating to the Trust. The
Shares of that Series and any Shares of any  further  Series or Classes  that may from time to time be  established and designated by the Trustees shall (unless the Trustees  otherwise  determine with respect to some further Series or  Classes  at the time of  establishing  and  designating  the  same)  have the  following  relative  rights  and preferences:

               (a) Assets  Belonging to Series.  All  consideration  received by the Trust for the issue or sale of
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Shares of a particular  Series,  together with all assets in which such  consideration  is invested or  reinvested, all income,  earnings,  profits,  and proceeds thereof,  including any proceeds derived from the sale,  exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment of such proceeds in whatever form the same may be,  shall  irrevocably  belong to that Series for all  purposes,  subject  only to the rights of creditors,  and shall be so recorded upon the books of account of the Trust. Such  consideration,  assets,  income, earnings,  profits, and proceeds thereof,  including any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments derived from any  reinvestment of such proceeds,  in whatever form the same may be,  together  with any General  Items  allocated  to that Series as provided in the  following  sentence,  are herein  referred  to as  "assets  belonging  to" that  Series.  In the event  that  there are any  assets,  income, earnings,  profits,  and proceeds  thereof,  funds, or payments which are not readily  identifiable as belonging to any particular Series  (collectively  "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series  established  and  designated  from time to time in such  manner and on such basis as they,  in their sole  discretion,  deem fair and  equitable;  and any General  Items so  allocated  to a particular
Series shall belong to that Series.  Each such  allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

               (b) (1) Liabilities  Belonging to Series.  The assets  belonging to each particular  Series shall be
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charged with the liabilities of the Trust in respect of that Series and all expenses,  costs,  charges and reserves attributable to that Series. Any general liabilities,  expenses,  costs, charges or reserves of the Trust which are not  identifiable  as belonging  to any  particular  Series  shall be allocated  and charged by the Trustees to and among any one or more of the Series  established  and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.  The liabilities,  expenses,  costs,  charges and reserves  allocated  and so  charged to each  Series are herein  referred  to as  "liabilities  belonging  to" that
Series. Each allocation of liabilities,  expenses,  costs, charges and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

                      (2) Liabilities  Belonging to a Class.  If a Series is divided into more than one Class,  the
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liabilities,  expenses,  costs, charges and reserves  attributable to a Class shall be charged and allocated to the
Class to which such liabilities,  expenses,  costs, charges or reserves are attributable.  Any general liabilities, expenses,  costs,  charges or reserves  belonging  to the Series  which are not  identifiable  as  belonging to any particular  Class  shall be  allocated  and  charged by the  Trustees  to and among any one or more of the  Classes established  and  designated  from time to time in such  manner  and on such  basis as the  Trustees  in their sole discretion  deem fair and  equitable.  The  liabilities,  expenses,  costs,  charges and reserves  allocated and so charged  to each Class are herein  referred  to as  "liabilities  belonging  to" that  Class.  Each  allocation  of liabilities,  expenses,  costs,  charges and  reserves by the  Trustees  shall be  conclusive  and binding upon the holders of all Classes for all purposes.

               (c) Dividends.  Dividends and  distributions  on Shares of a particular  Series or Class may be paid
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to the holders of Shares of that Series or Class,  with such frequency as the Trustees may determine,  which may be daily or otherwise,  pursuant to a standing  resolution or resolutions  adopted only once or with such frequency as the  Trustees  may  determine,  from such of the income and capital  gains,  accrued or  realized,  from the assets belonging  to that  Series or Class,  as the  Trustees  may  determine,  after  providing  for actual  and  accrued liabilities  belonging to such Series or Class. All dividends and  distributions  on Shares of a particular  Series or Class shall be distributed  pro rata to the  Shareholders of such Series or Class in proportion to the number of
Shares of such  Series  or Class  held by such  Shareholders  at the date and time of  record  established  for the payment of such dividends or  distributions,  except that in connection with any dividend or  distribution  program or procedure the Trustees may  determine  that no dividend or  distribution  shall be payable on Shares as to which the  Shareholder's  purchase  order and/or  payment have not been received by the time or times  established by the
Trustees  under such program or  procedure.  Such  dividends and  distributions  may be made in cash or Shares or a combination  thereof as  determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each  Shareholder  of the mode of the making of such  dividend or  distribution  to that  Shareholder.  Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with paragraph 13 of Article SEVENTH.

               (d)  Liquidation.  In the event of the liquidation or dissolution of the Trust,  the Shareholders of
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each  Series and all  Classes of each  Series  that have been  established  and  designated  shall be  entitled  to receive,  as a Series or Class,  when and as declared by the Trustees,  the excess of the assets  belonging to that
Series over the liabilities  belonging to that Series or Class.  The assets so distributable to the Shareholders of any particular Class or Series shall be distributed  among such  Shareholders in proportion to the number of Shares of such Class of that Series held by them and recorded on the books of the Trust.

               (e) Transfer.  All Shares of each particular  Series or Class shall be  transferable,  but transfers
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of Shares of a particular  Class or Series will be recorded on the Share transfer  records of the Trust  applicable to such  Series or Class only at such  times as  Shareholders  shall have the right to require  the Trust to redeem
Shares of such Series or Class and at such other times as may be permitted by the Trustees.

               (f)  Equality.  All Shares of each Series  shall  represent an equal  proportionate  interest in the
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assets  belonging  to that  Series  (subject  to the  liabilities  belonging  to such  Series  or any Class of that
Series),  and each Share of any  particular  Series shall be equal to each other Share of that Series and Shares of each Class of a Series  shall be equal to each other  Share of such  Class;  but the  provisions  of this  sentence shall not restrict any  distinctions  permissible  under this Article  FOURTH that may exist with respect to Shares of a Series or the different  Classes of a Series.  The Trustees may from time to time divide or combine the Shares of any  particular  Class or Series  into a  greater  or lesser  number of Shares of that  Class or Series  without thereby changing the  proportionate  beneficial  interest in the assets belonging to that Class or Series or in any way affecting the rights of Shares of any other Class or Series.

               (g)  Fractions.  Any  fractional  Share of any Class and  Series,  if any such  fractional  Share is
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outstanding,  shall  carry  proportionately  all the  rights  and  obligations  of a whole  Share of that Class and
Series,  including those rights and  obligations  with respect to voting,  receipt of dividends and  distributions, redemption of Shares, and liquidation of the Trust.

               (h) Conversion  Rights.  Subject to compliance  with the  requirements of the 1940 Act, the Trustees
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shall have the  authority  to provide  whether (i) holders of Shares of any Series shall have the right to exchange said Shares into Shares of one or more other  Series of Shares,  (ii) holders of shares of any Class shall have the right to exchange  said Shares into Shares of one or more other Classes of the same or a different  Series,  and/or
(iii) the Trust shall have the right to carry out  exchanges  of the  aforesaid  kind,  in each case in  accordance with such requirements and procedures as may be established by the Trustees.

               (i)  Ownership  of Shares.  The  ownership  of Shares shall be recorded on the books of the Trust or
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of a transfer or similar  agent for the Trust,  which books shall be maintained  separately  for the Shares of each
Class and Series that has been  established and  designated.  No  certification  certifying the ownership of Shares need be issued except as the Trustees may otherwise  determine  from time to time. The Trustees may make such rules as they  consider  appropriate  for the  issuance  of Share  certificates,  the use of  facsimile  signatures,  the transfer  of Shares and  similar  matters.  The record  books of the Trust as kept by the Trust or any  transfer or similar  agent,  as the case may be, shall be  conclusive  as to who are the  Shareholders  and as to the number of
Shares of each Class and Series held from time to time by each such Shareholder.

               (j)  Investments  in the Trust.  The Trustees may accept  investments in the Trust from such persons
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and on such terms and for such  consideration,  not inconsistent  with the provisions of the 1940 Act, as they from time to time authorize.  The Trustees may authorize any distributor,  principal  underwriter,  custodian,  transfer agent or other person to accept  orders for the purchase or sale of Shares that  conform to such  authorized  terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

         FIFTH:  The  following  provisions  are hereby  adopted  with  respect  to voting  Shares of the Trust and certain other rights:

1.       The  Shareholders  shall  have the power to vote (a) for the  election  of  Trustees  when  that  issue is submitted to them,  (b) with respect to the  amendment of this  Declaration  of Trust except where the Trustees are given  authority to amend the  Declaration  of Trust without  shareholder  approval,  (c) to the same extent as the shareholders  of a Massachusetts  business  corporation,  as to whether or not a court action,  proceeding or claim should be brought or maintained  derivatively or as a class action on behalf of the Trust or the Shareholders,  and
(d) with respect to those  matters  relating to the Trust as may be required by the 1940 Act or required by law, by this  Declaration of Trust, or the By-Laws of the Trust or any  registration  statement of the Trust filed with the
Commission or any State, or as the Trustees may consider desirable.

         2.    The Trust will not hold  shareholder  meetings  unless  required by the 1940 Act, the  provisions of this Declaration of Trust, or any other  applicable law. The Trustees may call a meeting of Shareholders  from time to time.

         3.    At all  meetings  of  Shareholders,  each  Shareholder  shall be entitled to one vote on each matter submitted to a vote of the  Shareholders  of the affected  Series for each Share  standing in his name on the books of the Trust on the date, fixed in accordance with the By-Laws,  for  determination of Shareholders of the affected
Series  entitled to vote at such meeting  (except,  if the Board so  determines,  for Shares  redeemed prior to the meeting),  and each such Series shall vote separately  ("Individual Series Voting"); a Series shall be deemed to be affected  when a vote of the holders of that Series on a matter is  required  by the 1940 Act;  provided,  however, that as to any  matter  with  respect  to  which a vote of  Shareholders  is  required  by the  1940  Act or by any applicable law that must be complied with, such  requirements  as to a vote by Shareholders  shall apply in lieu of
Individual  Series Voting as described  above.  If the shares of a Series shall be divided into Classes as provided in Article FOURTH,  the shares of each Class shall have identical voting rights except that the Trustees,  in their discretion,  may provide a Class of a Series with  exclusive  voting  rights with  respect to matters  which relate solely to such Class.  If the Shares of any Series shall be divided  into  Classes  with a Class  having  exclusive voting rights with respect to certain matters,  the quorum and voting requirements  described below with respect to action to be taken by the  Shareholders  of the Class of such Series on such matters  shall be  applicable  only to the Shares of such  Class.  Any  fractional  Share  shall carry  proportionately  all the rights of a whole  Share, including the right to vote and the right to receive  dividends.  The presence in person or by proxy of the holders of  one-third  of the Shares,  or of the Shares of any Series or Class of any Series,  outstanding  and entitled to vote  thereat  shall  constitute  a  quorum  at any  meeting  of the  Shareholders  or of  that  Series  or  Class, respectively;  provided  however,  that if any action to be taken by the  Shareholders or by a Series or Class at a meeting  requires  an  affirmative  vote of a  majority,  or more than a majority,  of the shares  outstanding  and entitled  to vote,  then in such event the  presence  in person or by proxy of the  holders  of a  majority  of the shares  outstanding  and entitled to vote at such a meeting shall  constitute a quorum for all purposes.  If at any meeting of the  Shareholders  there shall be less than a quorum present,  the  Shareholders or the Trustees present at such meeting may,  without further notice,  adjourn the same from time to time until a quorum shall attend,  but no business  shall be transacted at any such adjourned  meeting except such as might have been lawfully  transacted had the meeting not been adjourned.

         4.    Each  Shareholder of a Series or Class,  upon request to the Trust in proper form  determined by the
Trust,  shall be  entitled  to require  the Trust to redeem from the net assets of that Series or Class all or part of the Shares of such Series or Class  standing in the name of such  Shareholder.  The method of computing such net asset  value,  the time at which such net asset value shall be computed  and the time within  which the Trust shall make payment  therefor,  shall be determined as  hereinafter  provided in Article  SEVENTH of this  Declaration  of
Trust.  Notwithstanding  the  foregoing,  the  Trustees,  when  permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

         5.    No Shareholder  shall,  as such holder,  have any right to purchase or subscribe for any security of the Trust which it may issue or sell,  other than such right,  if any, as the Trustees,  in their  discretion,  may determine.

         6.    All  persons who shall  acquire  Shares  shall  acquire the same  subject to the  provisions  of the
Declaration of Trust.

         SIXTH:

         1.    The  persons who shall act as initial  Trustees  until the first  meeting or until their  successors are duly chosen and qualify  are the  initial  trustees  executing  this  Declaration  of Trust or any  counterpart thereof.  However,  the By-Laws of the Trust may fix the number of Trustees at a number  greater or lesser than the number of initial  Trustees and may authorize the Trustees to increase or decrease the number of Trustees,  to fill any vacancies on the Board which may occur for any reason  including any vacancies  created by any such increase in the number of  Trustees,  to set and alter the terms of office of the  Trustees and to lengthen or lessen their own terms of office or make  their  terms of  office  of  indefinite  duration,  all  subject  to the 1940 Act.  Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

         2.    A Trustee at any time may be removed  either with or without  cause by  resolution  duly  adopted by the affirmative vote of the holders of two-thirds of the outstanding  Shares,  present in person or by proxy at any meeting of Shareholders  called for such purpose;  such a meeting shall be called by the Trustees when requested in writing to do so by the record  holders of not less than ten per centum of the  outstanding  Shares.  A Trustee may also be removed by the Board of Trustees as provided in the By-Laws of the Trust.

         3.    The Trustees shall make available a list of names and addresses of all  Shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing signed by not less than ten Shareholders  (who have been  shareholders  for at least six months)  holding in the aggregate  shares of the Trust valued at not less than
$25,000  at  current  offering  price  (as  defined  in the  Trust's  Prospectus  and\or  Statement  of  Additional
Information)  or holding not less than 1% in amount of the entire  amount of Shares  issued and  outstanding;  such request must state that such  Shareholders  wish to communicate  with other  shareholders  with a view to obtaining signatures to a request for a meeting to take action  pursuant to part 2 of this Article  SIXTH and be  accompanied by a form of communication to the  Shareholders.  The Trustees may, in their  discretion,  satisfy their obligation under this part 3 by either making  available the Shareholder  list to such  Shareholders at the principal  offices of the Trust,  or at the offices of the Trust's  transfer  agent,  during regular  business  hours, or by mailing a copy of such  communication  and form of request,  at the  expense of such  requesting  Shareholders,  to all other
Shareholders,  and the  Trustees may also take such other action as may be  permitted  under  Section  16(c) of the
1940 Act.

         4.    If and when the Trust has  outstanding  two or more series of Shares  pursuant to Article  FOURTH of this  Declaration  of Trust,  each Series shall be considered as if it were a separate  common law trust covered by
Section 16(c) of the 1940 Act and Parts 2 and 3 of this Article SIXTH.  However,  the Trust may at any time or from time to time apply to the  Commission  for one or more  exemptions  from all or part of said  Section  16(c) of the
1940 Act, and, if an exemptive order or orders are issued by the  Commission,  such order or orders shall be deemed part of said Section 16(c) for the purposes of parts 2 and 3 of this Article SIXTH.

         SEVENTH:  The  following  provisions  are  hereby  adopted  for the  purpose  of  defining,  limiting  and regulating the powers of the Trust, the Trustees and the Shareholders.

         1.    As soon as any Trustee is duly elected by the  Shareholders  or the Trustees and shall have accepted this Trust,  the Trust estate shall vest in the new Trustee or Trustees,  together  with the  continuing  Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

         2.    The death,  declination,  resignation,  retirement,  removal, or incapacity of the Trustees,  or any one of them,  shall not operate to annul the Trust or to revoke any existing  agency created  pursuant to the terms of this Declaration of Trust.

         3.    The assets of the Trust shall be held  separate and apart from any assets now or  hereafter  held in any capacity other than as Trustee  hereunder by the Trustees or any successor  Trustees.  All of the assets of the
Trust shall at all times be  considered  as vested in the  Trustees.  No  Shareholder  shall  have,  as a holder of beneficial  interest in the Trust, any authority,  power or right whatsoever to transact  business for or on behalf of the Trust,  or on behalf of the  Trustees,  in  connection  with the property or assets of the Trust,  or in any part thereof.

         4.    The Trustees in all instances  shall act as  principals,  and are and shall be free from the control of the  Shareholders.  The  Trustees  shall  have full power and  authority  to do any and all acts and to make and execute,  and to authorize  the officers and agents of the Trust to make and  execute,  any and all  contracts  and instruments  that they may consider  necessary or appropriate in connection  with the management of the Trust.  The
Trustees  shall  not in any way be bound or  limited  by  present  or  future  laws or  customs  in regard to Trust investments,  but shall  have  full  authority  and  power to make any and all  investments  which  they,  in their uncontrolled  discretion,  shall deem proper to  accomplish  the purpose of this Trust.  Subject to any  applicable limitation  in this  Declaration  of Trust or by the  By-Laws  of the  Trust,  the  Trustees  shall  have power and authority:

               (a) to adopt By-Laws not  inconsistent  with this  Declaration of Trust providing for the conduct of the  business of the Trust and to amend and repeal  them to the extent  that they do not reserve  that right to the
Shareholders;

               (b) to elect and remove such  officers  and appoint and  terminate  such  officers as they  consider appropriate with or without cause;

               (c) to employ a bank or trust  company  as  custodian  of any  assets of the  Trust  subject  to any conditions set forth in this Declaration of Trust or in the By-Laws;

               (d)  to retain a transfer agent and shareholder servicing agent, or both;

               (e) to provide for the  distribution  of Shares either through a principal  underwriter or the Trust itself or both;

               (f)  to set record dates in the manner provided for in the By-Laws of the Trust;

               (g) to delegate such  authority as they  consider  desirable to any officers of the Trust and to any agent, custodian or underwriter;

               (h) to vote or give  assent,  or exercise  any rights of  ownership,  with respect to stock or other securities or property  held in Trust  hereunder;  and to execute and deliver  powers of attorney to such person or persons as the  Trustees  shall deem  proper,  granting to such person or persons  such power and  discretion  with relation to securities or property as the Trustees shall deem proper;

               (i) to exercise  powers and rights of  subscription  or  otherwise  which in any manner arise out of ownership of securities held in trust hereunder;

               (j) to hold any  security  or  property  in a form not  indicating  any  trust,  whether  in bearer, unregistered  or other  negotiable  form,  either in its own name or in the name of a  custodian  or a  nominee  or nominees,  subject in either case to proper  safeguards  according to the usual practice of Massachusetts  business trusts or investment companies;

               (k) to consent to or  participate  in any plan for the  reorganization,  consolidation  or merger of any  corporation  or  concern,  any  security  of which is held in the Trust;  to consent to any  contract,  lease, mortgage,  purchase,  or sale of property by such corporation or concern,  and to pay calls or  subscriptions  with respect to any security held in the Trust;

               (l) to  compromise,  arbitrate,  or otherwise  adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

               (m) to make,  in the manner  provided in the By-Laws,  distributions  of income and of capital gains to Shareholders;

               (n) to borrow  money to the  extent  and in the  manner  permitted  by the 1940 Act and the  Trust's fundamental policy thereunder as to borrowing;

               (o) to enter into  investment  advisory or management  contracts,  subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; and

               (p) to  change  the  name of the  Trust  or any  Class  or  Series  of the  Trust  as they  consider appropriate without prior shareholder approval.
         5.    No one dealing with the Trustees  shall be under any  obligation to make any inquiry  concerning the authority of the  Trustees,  or to see to the  application  of any  payments  made or property  transferred  to the
Trustees or upon their order.

         6.    (a) The  Trustees  shall  have no power  to bind  any  Shareholder  personally  or to call  upon any
Shareholder  for the payment of any sum of money or assessment  whatsoever  other than such as the  Shareholder may at any time personally  agree to pay by way of subscription to any Shares or otherwise.  There is hereby  expressly disclaimed  shareholder  liability for the acts and obligations of the Trust.  Every note, bond,  contract or other undertaking  issued by or on behalf of the Trust or the Trustees  relating to the Trust shall  include a recitation limiting  the  obligation  represented  thereby to the Trust and its assets (but the  omission  of such  recitation shall not operate to bind any Shareholder).

               (b)  Whenever  this  Declaration  of  Trust  calls  for or  permits  any  action  to be taken by the
Trustees  hereunder,  such  action  shall mean that taken by the Board of  Trustees  by vote of the  majority  of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required by the 1940 Act.

               (c) The Trustees  shall possess and exercise any and all such  additional  powers as are  reasonably implied from the powers herein  contained  such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything  necessary,  suitable,  or proper for the accomplishment of any of the purposes,  or the  attainment of any one or more of the objects,  herein  enumerated,  or which shall at any time appear  conducive to or expedient for the protection or benefit of the Trust,  and to do and perform all other acts and things  necessary or incidental to the purposes herein before set forth,  or that may be deemed  necessary by the Trustees.

               (d) The  Trustees  shall  have the  power,  to the extent  not  inconsistent  with the 1940 Act,  to determine  conclusively whether any moneys,  securities,  or other properties of the Trust are, for the purposes of this Trust,  to be  considered  as capital or income and in what manner any  expenses  or  disbursements  are to be borne as between  capital and income whether or not in the absence of this provision  such moneys,  securities,  or other  properties  would be regarded as capital or income and whether or not in the absence of this  provision such expenses or disbursements would ordinarily be charged to capital or to income.

         7.    The By-Laws of the Trust may divide the  Trustees  into classes and  prescribe  the tenure of office of the several  classes,  but no class of Trustee shall be elected for a period  shorter than that from the time of the election  following the division into classes until the next meeting and  thereafter  for a period shorter than the  interval  between  meetings or for a period  longer  than five  years,  and the term of office of at least one class shall expire each year.

         8.    The Shareholders shall have the right to inspect the records,  documents,  accounts and books of the
Trust, subject to reasonable  regulations of the Trustees,  not contrary to Massachusetts law, as to whether and to what  extent,  and at what times and  places,  and under  what  conditions  and  regulations,  such right  shall be exercised.

         9.    Any  officer  elected or  appointed  by the  Trustees or by any  committee  of the  Trustees  may be removed at any time, with or without cause, by vote of the Trustees.

         10. If the By-Laws so provide,  the Trustees  shall have power to hold their  meetings,  to have an office or offices and, subject to the provisions of the laws of  Massachusetts,  to keep the books of the Trust outside of said  Commonwealth  at such  places  as may from time to time be  designated  by them.  Action  may be taken by the
Trustees without a meeting by unanimous written consent or by telephone or similar method of communication.

         11.  Securities  held  by  the  Trust  shall  be  voted  in  person  or by  proxy  by the  President  or a
Vice-President,  or such officer or officers of the Trust as the Trustees shall designate for the purpose,  or by a proxy or proxies  thereunto duly authorized by the Trustees,  except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

         12. (a) Subject to the  provisions  of the 1940 Act, any Trustee,  officer or employee,  individually,  or any  partnership of which any Trustee,  officer or employee may be a member,  or any  corporation or association of which any Trustee,  officer or employee may be an officer,  director,  trustee,  employee or stockholder,  may be a party to, or may be  pecuniarily or otherwise  interested in, any contract or transaction of the Trust,  and in the absence of fraud no contract or other transaction  shall be thereby affected or invalidated;  provided that in case a  Trustee,  or a  partnership,  corporation  or  association  of which a Trustee is a member,  officer,  director, trustee,  employee or stockholder  is so  interested,  such fact shall be disclosed or shall have been known to the
Trustees
or a  majority  thereof;  and any  Trustee  who is so  interested,  or who is also a  director,  officer,  trustee, employee or stockholder  of such other  corporation  or a member of such  partnership  or  association  which is so interested,  may be counted in  determining  the  existence of a quorum at any meeting of the Trustees  which shall authorize any such  contract or  transaction,  and may vote thereat to authorize any such contract or  transaction, with like force and effect as if he or she were not such  director,  officer,  trustee,  employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

               (b)  Specifically,  but without  limitation of the foregoing,  the Trust may enter into a management or investment  advisory  contract or underwriting  contract and other contracts with, and may otherwise do business with any manager or investment  adviser for the Trust and/or  principal  underwriter  of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment  adviser and/or principal  underwriter and may permit any such firm or corporation to enter into any contracts or other  arrangements  with any other firm or corporation relating  to the  Trust  notwithstanding  that the  Trustees  of the  Trust may be  composed  in part of  partners, directors,  officers or employees of any such firm or  corporation,  and officers of the Trust may have been or may be or become  partners,  directors,  officers or employees of any such firm or  corporation,  and in the absence of fraud  the Trust and any such firm or  corporation  may deal  freely  with  each  other,  and no such  contract  or transaction  between  the  Trust and any such  firm or  corporation  shall be  invalidated  or in any way  affected thereby,  nor shall any  Trustee or officer of the Trust be liable to the Trust or to any  Shareholder  or creditor thereof or to any other  person for any loss  incurred by it or him or her solely  because of the  existence of any such  contract or  transaction;  provided  that nothing  herein shall  protect any director or officer of the Trust against any  liability  to the Trust or to its  security  holders to which he or she would  otherwise be subject by reason of willful  misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties involved in the conduct of his or her office.

               (c)  As used in this paragraph the following terms shall have the meanings set forth below:

                      (i) the term  "indemnitee"  shall mean any present or former Trustee,  officer or employee of the Trust,  any present or former Trustee or officer of another trust or corporation  whose  securities are or were owned by the Trust or of which the Trust is or was a  creditor  and who  served or serves in such  capacity  at the request of the Trust,  and the heirs,  executors,  administrators,  successors and assigns of any of the foregoing;
however,  whenever  conduct by an indemnitee  is referred to, the conduct shall be that of the original  indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                      (ii) the term "covered  proceeding"  shall mean any threatened,  pending or completed action, suit or proceeding,  whether civil, criminal,  administrative or investigative,  to which an indemnitee is or was a party  or is  threatened  to be made a party by  reason  of the  fact or  facts  under  which he or she or it is an indemnitee as defined above;

                      (iii)  the term  "disabling  conduct"  shall  mean  willful  misfeasance,  bad  faith,  gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                      (iv)  the  term  "covered  expenses"  shall  mean  expenses   (including   attorney's  fees),
judgments,  fines and amounts paid in settlement  actually and  reasonably  incurred by an indemnitee in connection with a covered proceeding; and

                      (v) the term  "adjudication  of liability"  shall mean, as to any covered  proceeding  and as to any  indemnitee,  an  adverse  determination  as to the  indemnitee  whether  by  judgment,  order,  settlement, conviction or upon a plea of nolo contendere or its equivalent.

               (d)  The  Trust  shall  not  indemnify  any  indemnitee  for any  covered  expenses  in any  covered proceeding if there has been an adjudication of liability  against such indemnitee  expressly based on a finding of disabling conduct.

               (e) Except as set forth in  paragraph  (d) above,  the Trust  shall  indemnify  any  indemnitee  for covered  expenses  in any covered  proceeding,  whether or not there is an  adjudication  of  liability  as to such indemnitee if a  determination  has been made that the indemnitee was not liable by reason of disabling  conduct by
(1) a final decision on the merits of the court or other body before which the covered  proceeding was brought;  or
(2) in the absence of such  decision,  a reasonable  determination,  based on a review of the facts,  by either (A)
the vote of a majority of a quorum of  Trustees  who are  neither  "interested  persons" as defined in the 1940 Act nor parties to the covered  proceedings,  or (B) an independent  legal counsel in a written opinion;  provided that such Trustees or counsel, in making such  determination,  may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

               (f) Covered  expenses  incurred by an indemnitee in connection  with a covered  proceeding  shall be advanced by the Trust to an indemnitee prior to the final  disposition of a covered  proceeding upon the request of the indemnitee  for such advance and the  undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification  hereunder,  but only if one or more of the following is the case:  (i) the  indemnitee  shall provide a security for such  undertaking;  (ii) the Trust shall  be  insured  against  losses  arising  out  of any  lawful  advances;  or  (iii)  there  shall  have  been a determination,  based on a review of the readily  available  facts (as opposed to a full  trial-type  inquiry) that there is a reason to believe that the indemnitee  ultimately  will be found entitled to  indemnification  by either independent  legal  counsel  in a written  opinion  or by the vote of a majority  of a quorum of  trustees  who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

               (g)  Nothing  herein  shall be deemed to affect  the right of the Trust  and/or  any  indemnitee  to acquire and pay for any insurance  covering any or all  indemnitees  to the extent  permitted by the 1940 Act or to affect any other  indemnification  rights to which any  indemnitee  may be entitled to the extent  permitted by the
1940 Act.

         13. For purposes of the computation of net asset value,  as in this  Declaration of Trust referred to, the following rules shall apply:

               (a) The net asset value per Share of any Series,  as of the time of valuation  on any day,  shall be the quotient  obtained by dividing the value,  as at such time, of the net assets of that Series  (i.e.,  the value of the assets of that Series less its  liabilities  exclusive of its surplus) by the total number of Shares of that
Series  outstanding at such time. The assets and  liabilities of any Series shall be determined in accordance  with generally accepted  accounting  principles,  provided,  however,  that in determining the liabilities of any Series there shall be included such reserves as may be authorized or approved by the Trustees,  and provided  further that in connection  with the accrual of any fee or refund  payable to or by an investment  advisor of the Trust for such
Series,  the amount of which accrual is not definitely  determinable as of any time at which the net asset value of each Share of that Series is being  determined  due to the  contingent  nature of such fee or refund,  the Trustees are  authorized  to establish  from time to time formulae for such accrual,  on the basis of the  contingencies  in question to the date of such determination, or on such other basis as the Trustees may establish.

         (1)  Shares  of a Series to be issued  shall be  deemed to be  outstanding  as of the time of the determination  of the net asset value per Share  applicable  to such  issuance  and the net price thereof shall be deemed to be an asset of that Series;

         (2) Shares of a Series to be redeemed by the Trust  shall be deemed to be  outstanding  until the time of the  determination of the net asset value  applicable to such redemption,  and thereupon, and until paid,  the  redemption  price thereof shall be deemed to be a liability of that Series;
         and

         (3)  Shares  of a Series  voluntarily  purchased  or  contracted  to be  purchased  by the  Trust pursuant to the  provisions  of  paragraph 4 of Article  FIFTH shall be deemed to be  outstanding until  whichever  is the later of (i) the time of the  making of such  purchase  or  contract  of purchase, and (ii) the time at which the purchase price is determined,  and thereupon,  and until paid, the purchase price thereof shall be deemed to be a liability of that Series.

               (b) The Trustees are empowered,  in their absolute  discretion,  to establish  other bases or times, or both, for  determining  the net asset value per Share of any Series or Class in accordance with the 1940 Act and to authorize the voluntary  purchase by any Series or Class either  directly or through an agent,  of Shares of any
Series or Class upon such terms and conditions and for such  consideration  as the Trustees shall deem advisable in accordance with any such provision, rule or regulation.

         14.  Payment  of the net asset  value per Share of any Class and  Series  properly  surrendered  to it for redemption  shall be made by the Trust within seven days,  or as specified  in any  applicable  law or  regulation, after tender of such stock or request for  redemption to the Trust for such purpose  together  with any  additional documentation  that may  reasonably be required by the Trust or its transfer agent to evidence the authority of the tenderor  to make such  requests  plus any period of time  during  which the right of the  holders of the shares of such Class of that Series to require the Trust to redeem such shares has been  suspended.  Any such  payment may be made in portfolio  securities of such Class of that Series and/or in cash,  as the Trustees  shall deem  advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have Shares redeemed in kind.

         15. The Trust shall have the right,  at any time and without  prior notice to the  Shareholder,  to redeem
Shares of the  Class  and  Series  held by such  Shareholder  held in any  account  registered  in the name of such
Shareholder  for its current net asset value,  if and to the extent that such  redemption is necessary to reimburse either that Series or Class of the Trust or the  distributor  (i.e.,  principal  underwriter) of the Shares for any loss either has sustained by reason of the failure of such  Shareholder  to make timely and good payment for Shares purchased or subscribed for by such  Shareholder,  regardless of whether such  Shareholder was a Shareholder at the time of such  purchase or  subscription,  subject to and upon such terms and  conditions  as the  Trustees may from time to time prescribe.

         EIGHTH:  The  name  "Oppenheimer"  included  in the  name of the  Trust  and of any  Series  shall be used pursuant to a  royalty-free,  non-exclusive  license from  OppenheimerFunds,  Inc.  ("OFI")  (formerly  Oppenheimer
Management  Corporation),  incidental to and as part of an advisory,  management or supervisory  contract which may be entered into by the Trust with OFI. The license may be  terminated  by OFI upon  termination  of such  advisory, management or supervisory  contract or without cause upon 60 days' written notice,  in which case neither the Trust nor any Series or Class shall have any further  right to use the name  "Oppenheimer"  in its name or otherwise  and the Trust,  the  Shareholders and its officers and Trustees shall promptly take whatever action may be necessary to change its name and the names of any Series or Classes accordingly.

         NINTH:

         1.    In case any  Shareholder  or former  Shareholder  shall be held to be  personally  liable  solely by reason of his being or having  been a  Shareholder  and not  because  of his acts or  omissions  or for some  other reason,  the Shareholder or former  Shareholder (or the  Shareholder's  heirs,  executors,  administrators or other legal  representatives  or in the case of a corporation or other entity,  its corporate or other general successor)
shall be entitled out of the Trust estate to be held  harmless  from and  indemnified  against all loss and expense arising from such  liability.  The Trust shall,  upon  request by the  Shareholder,  assume the defense of any such claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

         2.    It is  hereby  expressly  declared  that a  trust  and  not a  partnership  is  created  hereby.  No individual  Trustee hereunder shall have any power to bind the Trust, the Trust's officers or any Shareholder.  All persons  extending  credit to, doing business with,  contracting  with or having or asserting any claim against the
Trust or the Trustees  shall look only to the assets of the Trust for payment  under any such credit,  transaction, contract or claim; and neither the Shareholders nor the Trustees,  nor any of their agents,  whether past,  present or future,  shall be  personally  liable  therefor;  notice of such  disclaimer  shall be given in each  agreement, obligation or  instrument  entered into or executed by the Trust or the Trustees.  Nothing in this  Declaration  of
Trust shall protect a Trustee  against any liability to which such Trustee would  otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless  disregard of the duties involved in the conduct of the office of Trustee hereunder.

         3.    The  exercise  by the  Trustees  of their  powers and  discretion  hereunder  in good faith and with reasonable care under the  circumstances  then prevailing,  shall be binding upon everyone  interested.  Subject to the  provisions of paragraph 2 of this Article  NINTH,  the Trustees  shall not be liable for errors of judgment or mistakes of fact or law. The  Trustees may take advice of counsel or other  experts with respect to the meaning and operations of this  Declaration  of Trust,  applicable  laws,  contracts,  obligations,  transactions  or any other business the Trust may enter into,  and subject to the  provisions of paragraph 2 of this Article  NINTH,  shall be under no  liability  for any act or omission in  accordance  with such advice or for failing to follow such advice.
The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         4.    This Trust shall continue  without  limitation of time but subject to the provisions of sub-sections
(a), (b), (c) and (d) of this paragraph 4.

               (a) The  Trustees,  with the  favorable  vote of the  holders of a  majority  as defined in the 1940
Act, of the  outstanding  Shares of any one or more Series entitled to vote, may sell and convey the assets of that
Series  (which sale may be subject to the  retention  of assets for the payment of  liabilities  and  expenses)  to another issuer for a consideration  which may be or include  securities of such issuer.  Upon making  provision for the  payment of  liabilities,  by  assumption  by such issuer or  otherwise,  the  Trustees  shall  distribute  the remaining  proceeds  ratably  among the  holders of the  outstanding  Shares of the Series the assets of which have been so transferred.

               (b) The  Trustees,  with the  favorable  vote of the holders of a  majority,  as defined in the 1940
Act, of the  outstanding  Shares of any one or more Series  entitled to vote, may at any time sell and convert into money all the assets of that Series. Upon making provisions for the payment of all outstanding  obligations,  taxes and other  liabilities,  accrued or contingent,  of that Series, the Trustees shall distribute the remaining assets of that Series ratably among the holders of the outstanding Shares of that Series.

               (c) The  Trustees,  with the  favorable  vote of the holders of a  majority,  as defined in the 1940
Act,  of the  outstanding  Shares of any one or more Series  entitled  to vote,  may  otherwise  alter,  convert or transfer the assets of the Series.

               (d) Upon  completion  of the  distribution  of the  remaining  proceeds or the  remaining  assets as provided in sub-sections (a) and (b), and in subsection (c) where  applicable,  the Series the assets of which have been so transferred shall terminate,  and if all the assets of the Trust have been so transferred,  the Trust shall terminate  and the Trustees  shall be discharged of any and all further  liabilities  and duties  hereunder and the right, title and interest of all parties shall be cancelled and discharged.

         5.    The original or a copy of this  instrument  and of each restated  declaration of trust or instrument supplemental  hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  A copy of this instrument and of each  supplemental or restated  declaration of trust shall be filed with the Secretary of
State of  Massachusetts,  as well as any other  governmental  office  where  such  filing  may from time to time be required.  Anyone  dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such  supplemental  or restated  declarations  of trust have been made and as to any matters in connection with the Trust  hereunder,  and,  with the same effect as if it were the  original,  may rely on a copy  certified by an officer  of the Trust to be a copy of this  instrument  or of any such  supplemental  or  restated  declaration  of trust.  In this  instrument  or in any such  supplemental  or restated  declaration  of trust,  references  to this instrument,  and all  expressions  like  "herein",  "hereof"  and  "hereunder"  shall  be  deemed  to refer to this instrument as amended or affected by any such  supplemental or restated  declaration of trust.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         6.    The Trust set forth in this  instrument  is created under and is to be governed by and construed and administered  according to the laws of the Commonwealth of  Massachusetts.  The Trust shall be of the type commonly called a  Massachusetts  business trust,  and without  limiting the provisions  hereof,  the Trust may exercise all powers which are ordinarily exercised by such a trust.

         7.    The Board of  Trustees is  empowered  to cause the  redemption  of the Shares held in any account if the  aggregate  net asset  value of such  Shares  (taken at cost or value,  as  determined  by the  Board) has been reduced to $500 or less upon such notice to the  shareholder  in  question,  with such  permission  to increase the investment  in  question  and upon such other  terms and  conditions  as may be fixed by the Board of  Trustees  in accordance with the 1940 Act.

         8.    In the event that any person  advances  the  organizational  expenses  of the Trust,  such  advances shall become an  obligation  of the Trust  subject to such terms and  conditions  as may be fixed by, and on a date fixed by, or determined  with criteria fixed by the Board of Trustees,  to be amortized over a period or periods to be fixed by the Board.

         9.    Whenever  any action is taken  under  this  Declaration  of Trust  under any  authorization  to take action  which is permitted by the 1940 Act or any other  applicable  law,  such action shall be deemed to have been properly taken if such action is in accordance with the  construction of the 1940 Act or such other  applicable law then in  effect  as  expressed  in "no  action"  letters  of the  staff of the  Commission  or any  release,  rule, regulation or order under the 1940 Act or any decision of a court of competent  jurisdiction,  notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

         10.  Any  action  which may be taken by the  Board of  Trustees  under  this  Declaration  of Trust or its
By-Laws may be taken by the description  thereof in the then effective  Prospectus  and/or  Statement of Additional
Information  relating to the Shares under the Securities Act of 1933 or in any proxy  statement of the Trust rather than by formal resolution of the Board.

         11.  Whenever under this  Declaration of Trust,  the Board of Trustees is permitted or required to place a value on assets of the Trust,  such action may be delegated by the Board,  and/or  determined in accordance  with a formula determined by the Board, to the extent permitted by the 1940 Act.

         12.  If  authorized  by vote of the  Trustees  and,  if a vote of  Shareholders  is  required  under  this
Declaration  of Trust,  the  favorable  vote of the  holders of a  "majority",  as defined in the 1940 Act,  of the outstanding  Shares  entitled  to vote,  or by any  larger  vote which may be  required  by  applicable  law in any particular  case,  the Trustees shall amend or otherwise  supplement  this  instrument,  by making a Declaration of
Trust  supplemental  hereto,  which  thereafter  shall  form a part  hereof;  any  such  Supplemental  or  Restated
Declaration  of Trust may be executed  by and on behalf of the Trust and the  Trustees by an officer or officers of the Trust.  Amendments  having the purpose of changing the name of the Trust, or any Series or Class of Shares,  or of adding or  designating  Series or Classes of Series or of  supplying  any  omission,  curing any  ambiguity,  or curing,  correcting or supplementing  any provision that is defective or inconsistent with the 1940 Act or with the requirements  of the Internal  Revenue  Code and the  regulations  thereunder  for the Trust's  obtaining  the most favorable  treatment  thereunder  available  to  regulated  investment  companies  or of taking such other  actions permitted  hereunder  without  the  necessity  of  obtaining  Shareholder  approval  or action  shall  not  require authorization by Shareholder vote.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 5th day of November, 1996.

/s/ Bridget A. Macaskill                                      /s/ Benjamin Lipstein
-------------------------------                               ---------------------------
Bridget A. Macaskill                                         Benjamin Lipstein
200 E. 69th Street, Apt. 32B                                 333 East 57 Street
New York, NY 10021                                           New York, NY 10022

/s/ Robert G. Galli                                          /s/ Donald W. Spiro
----------------------                                       -------------------------
Robert G. Galli                                              Donald W. Spiro
111-54 Shearwater Court                                      399 Ski Trail
Jersey City, NJ 07305                                        Kinnelon, NJ 07405

/s/ Leon Levy                                                /s/ Pauline Trigere
-----------------                                            ---------------------
Leon Levy                                                    Pauline Trigere
One Sutton Place South                                       525 Park Avenue
New York, NY 10022                                           New York, NY 10021

/s/ Sidney M. Robbins                                        /s/ Kenneth A. Randall
---------------------------                                  -----------------------------
Sidney M. Robbins                                            Kenneth A. Randall
50 Overlook Road                                             6 Whittaker's Mill
Ossining, NY 10562                                           Williamsburg, VA 23185

/s/ Russell S. Reynolds                                      /s/ Elizabeth B. Moynihan
----------------------------                                 ---------------------------------
Russell S. Reynolds                                          Elizabeth B. Moynihan
39 Clapboard Ridge Road                                      801 Pennsylvania Avenue
Greenwich, CT 06830                                          Washington, D.C. 20004

/s/ Edward V. Regan
--------------------------
Edward V. Regan
40 Park Avenue
New York, NY 10016